                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Milwaukee Insurance Group, Inc. on Form S-8 (File Nos. 33-19526, 33-81604 and 33-77198) of our reports dated February 23, 1995 on our audits of the consolidated financial statements and financial statement schedules of Milwaukee Insurance Group, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are incorporated by reference to this Proxy Statement.


Milwaukee, Wisconsin
September 6, 1995

Report of Independent Accountants


To the Shareholders and Board of Directors
Milwaukee Insurance Group, Inc.:

We have reviewed the accompanying consolidated balance sheet of Milwaukee Insurance Group, Inc. and consolidated subsidiaries as of March 31, 1995, and the related consolidated statements of operations and cash flows for the three-month period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 23, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1994, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


Milwaukee, Wisconsin
May 4, 1995

Report of Independent Accountants


To the Shareholders and Board of Directors
Milwaukee Insurance Group, Inc.:

We have reviewed the accompanying consolidated balance sheet of Milwaukee Insurance Group, Inc. and consolidated subsidiaries as of June 30, 1995, and the related consolidated statements of operations for the three and six-month periods ended June 30, 1995, and the consolidated statement of cash flows for the six-month period ended June 30, 1995. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 23, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1994, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


Milwaukee, Wisconsin
May 4, 1995

Awareness Letter of Independent Accountants


Securities and Exchange Commission
Washington, D.C.


RE: Milwaukee Insurance Group, Inc.


We are aware that our report dated August 1, 1995 on our review of interim financial information of Milwaukee Insurance Group, Inc. for the three and six-month periods ended June 30, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the registration statements of Milwaukee Insurance Group, Inc. on Form S-8 (File Nos. 33-19526, 33-81604 and 33-77198). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Milwaukee, Wisconsin
August 7, 1995

Awareness Letter of Independent Accountants


Securities and Exchange Commission
Washington, D.C.


RE: Milwaukee Insurance Group, Inc.


We are aware that our report dated May 4, 1995 on our review of interim financial information of Milwaukee Insurance Group, Inc. for the three-month period ended March 31, 1995 and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the registration statements of Milwaukee Insurance Group, Inc. on Form S-8 (File Nos. 33-19526, 33-81604 and 33-77198). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Milwaukee, Wisconsin
May 4, 1995